UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
89bio, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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655 Montgomery Street, Suite 1500, San Francisco, California 94111

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON MAY 28, 2025

To the Stockholders of 89bio, Inc.:

89bio, Inc. (the “Company”) will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, May 28, 2025, at 9:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/ETNB2025. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To elect the three Class III director nominees named in the Proxy Statement to serve until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

(3)	To approve, by non-binding advisory vote, the compensation of our named executive officers; and

(4)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 3, 2025 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. Unless otherwise announced differently at the meeting or on the meeting website, in the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 10:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://IR.89bio.com.

By Order of the Board of Directors,

/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer and Director

San Francisco, California

April 15, 2025

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to Be Held on May 28, 2025. The Proxy Statement and Annual Report for the year ended December 31, 2024 are available at www.proxyvote.com.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program and equity compensation utilization. In some cases, you can identify forward- looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. 89bio is the trademark of 89bio, Inc. Other names and brands may be claimed as the property of others.

i

655 Montgomery Street, Suite 1500, San Francisco, California 94111

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS QUESTIONS AND

ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of 89bio, Inc. (“we,” “us,” “our” or the “Company”) for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on May 28, 2025 at 9:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 15, 2025.

Why Did I Receive a Notice of Internet Availability?

Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only stockholders of record at the close of business on April 3, 2025 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 145,984,182 shares of our common stock were issued and outstanding.

What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How Can I Participate in the Virtual Annual Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions during the meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/ETNB2025, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)	Election of three Class III director nominees to serve until the 2028 Annual Meeting of Stockholders (“Proposal 1”);

(2)	Ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2025 (“Proposal 2”); and

(3)	Approval, by non-binding advisory vote, of the compensation of our named executive officers (“Proposal 3”).

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2 and 3.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.

How Do I Vote?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone at 1-800-690-6903.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine”. Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card.

However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)

You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy. Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” their election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Ratification of Independent Auditor Appointment

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the ratification of the appointment of KPMG LLP as our independent auditor. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Proposal 3: Advisory Approval of Executive Compensation

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the advisory approval of executive compensation. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at nine. At the Annual Meeting, the stockholders will vote to elect the three Class III director nominees named in this Proxy Statement to serve until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Our Board has nominated Martin Babler, Derek DiRocco, Ph.D. and Lota Zoth, C.P.A. for election to our Board. Each of them was most recently elected by stockholders at the 2022 Annual Meeting, except for Mr. Babler, who was appointed to the Board in April 2024. Mr. Babler was first recommended to the Nominating and Corporate Governance Committee (the “Nominating Committee”) by a third-party search firm.

Our director nominees have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.

Information Regarding Director Nominees and Continuing Directors

Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, whose terms expire at the 2026 Annual Meeting of Stockholders; three Class II directors, whose terms expire at the 2027 Annual Meeting of Stockholders; and three Class III directors, who are up for election at this meeting for a term expiring at the 2028 Annual Meeting of Stockholders.

Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating Committee in determining to recommend them as nominees, is set forth below.

Name and Current Committee Membership	Class	Age (as of April 15, 2025)	Position
Rohan Palekar	Class I	59	Chief Executive Officer and Director
Steven M. Altschuler, M.D.(1)(2)	Class II	71	Independent Chairman
Edward Morrow Atkinson III, Ph.D.(3)(4)	Class I	59	Independent Director
Martin Babler(1)(2)	Class III	60	Independent Director
Derek DiRocco, Ph.D.(3)(4)	Class III	44	Independent Director
Michael Hayden, M.B. Ch.B., Ph.D.(2)(4)	Class II	73	Independent Director
Kathleen D. LaPorte(2)(3)	Class II	63	Independent Director
Charles McWherter, Ph.D.(3)(4)	Class I	70	Independent Director
Lota Zoth, C.P.A.(1)(2)	Class III	65	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee
(4)	Member of the Science and Technology Committee (the “Science Committee”)

Class I Directors Continuing in Office

Rohan Palekar. Mr. Palekar has served as our Chief Executive Officer and a member of our Board since June 2018. Prior to joining our Company, Mr. Palekar served as the President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a specialty pharmaceutical company, from December 2015 to July 2017, where he led the company following its acquisition by Otsuka Pharmaceutical Co., Ltd. in 2015. Mr. Palekar also served as Executive Vice President and Chief Operating Officer in 2015 and as Senior Vice President and Chief Commercial Officer from March 2012 to March 2015. Prior to Avanir, Mr. Palekar served as Chief Commercial

Officer for Medivation, Inc., a biopharmaceutical company, from 2008 to 2011, where he was responsible for all commercial activities, chemistry, manufacturing and controls, medical affairs and public relations functions. Prior to Medivation, Mr. Palekar spent over 16 years at Johnson & Johnson (NYSE: JNJ), a diversified healthcare company, in various senior commercial and strategic management roles. Since December 2023, Mr. Palekar has served on the board and as chair of the compensation committee of Neurogene Inc. (Nasdaq: NGNE), a biopharmaceutical company. From March 2022 until December 2023, Mr. Palekar served on the board of directors of Neoleukin Therapeutics, Inc. (Nasdaq: NLTX), a biopharmaceutical company. Mr. Palekar served as a trustee for Aim High School, a non-profit educational institution, from 2018 until 2023 and chair of the board of trustees from 2021 to 2023. Mr. Palekar earned his M.B.A. from the Tuck School of Business at Dartmouth College and his B.Com. in Accounting and his L.L.B. in Law from the University of Mumbai. Mr. Palekar is also a certified Chartered Accountant and a Cost and Management Accountant.

We believe Mr. Palekar is qualified to serve on our Board because of his significant executive management and leadership experience in the biopharmaceutical industry and extensive experience related to the development and commercialization of therapeutics.

Edward Morrow Atkinson III, Ph.D. Dr. Atkinson has served as a member of our Board since February 2022. Dr. Atkinson has served as Chief Technology and Operations Officer of Vertex Pharmaceuticals Inc. (Nasdaq: VRTX), a pharmaceutical company, since September 2023. Prior to this role, he served as Senior Vice President and Head of Commercial Manufacturing and Supply Chain at Vertex since July 2020. Prior to joining Vertex, Dr. Atkinson served in various roles at Bristol-Myers Squibb Co. (NYSE: BMY), a global pharmaceutical company, including as Senior Vice President of Global Manufacturing Operations from September 2019 to June 2020; Vice President and Integration Leader, Corporate Cell Therapy and Global Development and Manufacturing from January 2019 to September 2019; Vice President, Internal Manufacturing, Biologics from June 2017 to January 2019; and Vice President, Biologics Development and Clinical Manufacturing from 2012 to June 2017. Before Bristol-Myers Squibb, he held roles at Cook Pharmica, LLC (now owned by Catalent, Inc.) and Eli Lilly & Co. Dr. Atkinson earned his Ph.D. from Stanford University and his B.S. from Indiana University.

We believe Dr. Atkinson is qualified to serve on our Board because of his extensive experience in the pharmaceutical industry, particularly in the development of therapeutics from preclinical stage to commercial stage, and his expertise in commercialization and manufacturing of drug products.

Charles McWherter, Ph.D. Dr. McWherter has served as a member of our Board since August 2024. Dr. McWherter served as the President of Research and Development and Chief Scientific Officer of CymaBay Therapeutics, Inc. (“CymaBay”) (formerly, Nasdaq: CBAY), a clinical stage biopharmaceutical company, from November 2022 until it was acquired by Gilead Sciences, Inc. (NASDAQ: GILD) in March 2024. He previously served as Chief Scientific Officer of CymaBay from 2013 until November 2022, and as Senior Vice President, Research and Preclinical Development from 2007 to 2013. From 2003 to 2007, Dr. McWherter served as Vice President and head of the cardiovascular therapeutics areas of Pfizer Inc., a biopharmaceutical company. From 2001 to 2003, he served as Vice President of Drug Discovery at Sugen, Inc., a biopharmaceutical company acquired by Pfizer, Inc. Dr. McWherter obtained his Ph.D. from Cornell University.

We believe Dr. McWherter is qualified to serve on our Board because of his scientific background and extensive experience in the biopharmaceutical industry, particularly in the research and development of therapeutics.

Class II Directors Continuing in Office

Steven M. Altschuler, M.D. Dr. Altschuler has served as a member of our Board since March 2020. Dr. Altschuler has served as Managing Director of Healthcare Ventures at Ziff Capital Partners, a private investment firm, since May 2018, and as Chair and Chief Executive Officer of Corner Therapeutics, a private biotechnology company, since September 2020. He previously served as a consultant to the University of Miami Health Care System, a private research university, from September 2017 through December 2017, the Chief Executive Officer of University of Miami Health Care System and Executive Vice President for Healthcare at the University of Miami from January 2016 to September 2017, and the Chief Executive Officer of The Children’s Hospital of Philadelphia (“CHOP”), a hospital focused on pediatric medicine, from April 2000 until June 2015. Prior to assuming the role of Chief Executive Officer, Dr. Altschuler held several positions at CHOP and the Perelman School of Medicine at the University of Pennsylvania, including Physician-in-Chief/Chair of Pediatrics and Chief of the Division of Gastroenterology, Hepatology and Nutrition. Dr. Altschuler has served as a director of WW International, Inc. (Nasdaq: WW), a global wellness company, since September 2012, ImVaX Inc., a biotechnology company, since May 2019, and Orchard Therapeutics plc (Nasdaq: ORTX), a global gene therapy company, from January 2020 to January 2024, and he served as a director of Affinivax, Inc., a biopharmaceutical company, from April 2020 to August 2022. He is currently the Chair of the board of directors of ViaNautis Bio, Azura Ophthalmics Ltd., Avista Therapeutics, Inc. and LEXEO Therapeutics, all biotechnology companies. He also currently serves on the board of Stellular Bio, a private biotechnology company. He previously served as Chair of the board of directors of Spark Therapeutics, Inc. from March 2013 to December 2019. Dr. Altschuler is also a member of the POLG Foundation and Innovative Genomics Institute, all of which are non-profit organizations. Dr. Altschuler received a B.A. in mathematics and an M.D. from Case Western Reserve University.

We believe Dr. Altschuler is qualified to serve on our Board because of his significant leadership and operating experience, including as a senior executive of various healthcare providers and member of the board of other life science companies.

Michael Hayden, M.B. Ch.B., Ph.D. Dr. Hayden has served as a member of our Board since April 2018. Dr. Hayden has served as a Killam Professor at the University of British Columbia, a public research university, since 1983 and as the Chief Executive Officer of Prilenia Therapeutics, a clinical-stage biotechnology company he founded, since 2018. He served as Director of the Translational Laboratory in Genetic Medicine at the National University of Singapore and the Agency for Science, Technology and Research (A*STAR) from November 2011 to March 2020. Dr. Hayden was the President of Global Research and Development and Chief Scientific Officer at Teva Pharmaceutical Industries Ltd. (NYSE: TEVA), a pharmaceutical company, from May 2012 to December 2017, and served as an advisor to Teva from December 2017 to August 2018. During this time approximately 35 new products were approved in major markets with many for diseases of the central nervous system such as migraine. He led the development of the first deuterated drug to be approved by the FDA and the second drug ever to be approved for Huntington disease. He is also the Founder and a Senior Scientist of the Centre for Molecular Medicine and Therapeutics at the University of British Columbia. Dr. Hayden has served on the boards of AbCellera Biologics Inc. (Nasdaq: ABCL) (Compensation Committee Chair), a biopharmaceutical company, since October 2019, Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) (Science & Technology Committee Chair), a biopharmaceutical company, since September 2018, n-Lorem Foundation, a biopharmaceutical nonprofit organization and Sydney Brenner Charitable Trust, a scientific research charitable foundation. Dr. Hayden previously served on the boards of directors of Aurinia Pharmaceuticals Inc. (Nasdaq: AUPH), a biopharmaceutical company, from 2018 to 2021 and Xenon Pharmaceuticals Inc. (Nasdaq: XENE), a pharmaceutical company, from 1996 to 2021. Dr. Hayden received his M.B. Ch.B. in Medicine, Ph.D. in Genetics and Diploma in Child Health from the University of Cape Town. He received his American Board Certification in both internal medicine and clinical genetics from Harvard Medical School and an FRCPC in internal medicine from the University of British Columbia.

We believe Dr. Hayden is qualified to serve on our Board because of his extensive experience as a senior executive and member of the board of other life science companies and expertise driving the planning process for new drug approvals.

Kathleen D. LaPorte. Ms. LaPorte has served as a member of our Board since October 2021. Ms. LaPorte has served as a member of the board of directors of Cero Therapeutics Holdings, Inc. (Nasdaq: CERO), an

immunotherapy company, since February 2024, Q32 Bio Inc. (Nasdaq: QTTB), a biotechnology company, since August 2021, Bolt Biotherapeutics, Inc. (Nasdaq: BOLT), a biotechnology company, since December 2020, and Precipio, Inc. (Nasdaq: PRPO), a cancer diagnostics and reagent technology company, since August 2018, as well as a private biotechnology company. Ms. LaPorte previously served on the board of directors of Phoenix Biotech Acquisition Corp. (Nasdaq: PBAXU), a blank check company, from June 2021 until February 2024, when it was acquired by Cero Therapeutics. She also serves as Chair of the Audit Committees of Bolt Biotherapeutics, Inc., Precipio, Inc. and Q32 Bio Inc. From July 2014 to July 2016, Ms. LaPorte served in various roles at Nodality Inc., a biotechnology company, including as Chief Executive Officer from July 2015 to July 2016 and Chief Business Officer from July 2014 to July 2015. Prior to that, Ms. LaPorte co-founded HealthTech Capital, an investment group, co-founded New Leaf Venture Partners, an investment fund, and served as general partner of Sprout Group, an investment fund. Ms. LaPorte earned her B.S. in Biology from Yale University and her M.B.A. from the Stanford University Graduate School of Business.

We believe Ms. LaPorte is qualified to serve on our Board because of her significant experience as an executive, founder and board member focused on life sciences, as well as her extensive investment and financial expertise.

Class III Director Nominees

Martin Babler. Mr. Babler has served as a member of our Board since April 2024. Mr. Babler has served as the President and Chief Executive Officer of Alumis Inc. (Nasdaq: ALMS), a biopharmaceutical company, since September 2021. He previously served as President and Chief Executive Officer at Principia Biopharma, Inc., a biopharmaceutical company which was acquired by Sanofi S.A. (Nasdaq: SNY) in September 2020, from April 2011 until November 2020. From December 2007 to April 2011, Mr. Babler served as President and Chief Executive Officer of Talima Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company, most notably as Vice President, Immunology Sales and Marketing. While at Genentech he also helped to build and lead the Commercial Development organization and led the Cardiovascular Marketing organization. Mr. Babler was previously employed at Eli Lilly and Company, a pharmaceutical company, in positions focused on sales, sales management, global marketing and business development. He currently serves on the boards of directors of Prelude Therapeutics Incorporated (Nasdaq: PRLD), a clinical-stage biopharmaceutical company, since July 2021 and Sardona Therapeutics, Inc., a biopharmaceutical company, since May 2021. Mr. Babler also serves on the Emerging Companies Section Governing Board of the Biotechnology Innovation Organization. He previously served on the board of directors of Neoleukin Therapeutics, Inc. (formerly Nasdaq: NLTX) from September 2020 to December 2023 until the closing of its business combination with Neurogene Inc (Nasdaq: NGNE). Mr. Babler received a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University.

We believe Mr. Babler is qualified to serve on our Board because of his experience as an executive in the biotechnology industry, including in drug commercialization, as well as his extensive public company board experience.

Derek DiRocco, Ph.D. Dr. DiRocco has served as a member of our Board since April 2018. Dr. DiRocco has been a partner at RA Capital Management, LLC, an investment advisory firm that invests in healthcare and life science companies, since December 2020 and was previously a principal from December 2017 to December 2020, an analyst from June 2015 to December 2017 and an associate from July 2013 to June 2015. Dr. DiRocco has served on the boards of directors of Mineralys Therapeutics, Inc. (Nasdaq: MLYS), a clinical-stage biopharmaceutical company, since June 2022, Acrivon Therapeutics, Inc. (Nasdaq: ACRV), a clinical-stage biopharmaceutical company, since November 2021, Werewolf Therapeutics, Inc. (Nasdaq: HOWL), a biopharmaceutical company, since December 2020 and Achilles Therapeutics plc (Nasdaq: ACHL), a biopharmaceutical company, since September 2019. Dr. DiRocco also served on the board of directors of Day One Biopharmaceuticals, Inc. (Nasdaq: DAWN), a clinical-stage biopharmaceutical company, from February

2021 to May 2021, Connect Biopharma Holdings Ltd (Nasdaq: CNTB), a clinical-stage biopharmaceutical company, from March 2021 to October 2023, CANbridge Pharmaceuticals Inc. (HKG: 1228), a biotechnology company, from March 2020 to November 2023 and iTeos Therapeutics, Inc. (Nasdaq: ITOS), a clinical-stage biopharmaceutical company, from March 2020 to December 2023. Dr. DiRocco earned his Ph.D. in Pharmacology from the University of Washington and his B.A. in Biology from College of the Holy Cross.

We believe Dr. DiRocco is qualified to serve on our Board because of his experience as an investor in biotechnology companies and significant experience advising early-stage companies.

Lota Zoth, C.P.A. Ms. Zoth has served as a member of our Board since June 2020. Ms. Zoth has served as a member of the board of directors and chair of the audit committee of Inovio Pharmaceuticals, Inc. (Nasdaq: INO), a biotechnology company, since January 2018 and August 2018, respectively. She has also served as a member of the board of directors of enGene Holdings Inc (Nasdaq: ENGN) since December 2023 and serves as chair of the audit committee. Previously, she served as a member of the board of directors of Lumos Pharma, Inc. (Nasdaq: LUMO) (previously, NewLink Genetics Corporation), a biopharmaceutical company, from November 2012 to December 2024, Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company, from November 2016 to December 2023, Spark Therapeutics, Inc., a gene therapy platform company, from January 2016 to December 2019, Circassia Pharmaceuticals, plc (LON: CIR), a specialty biopharmaceutical company, from February 2015 to February 2019, Orexigen Therapeutics, Inc., a biopharmaceutical company, from April 2012 to May 2019, Aeras, a non-profit product development organization, from November 2011 to October 2018, Hyperion Therapeutics, Inc., a commercial-stage biopharmaceutical company, from February 2008 to May 2015 and Ikaria, Inc., a commercial-stage biopharmaceutical company, from January 2008 to February 2014. Prior to her retirement, Ms. Zoth served as Senior Vice President and Chief Financial Officer of MedImmune, Inc., a biotechnology company, from April 2004 to July 2007 and as Vice President, Controller & Chief Accounting Officer from August 2002 to April 2004. Ms. Zoth is a Certified Public Accountant and received her B.B.A. from Texas Tech University.

We believe Ms. Zoth is qualified to serve on our Board because of her extensive experience as a senior executive, including senior financial and accounting roles, and because of her significant experience serving as member of the board of other life science companies.

Board Recommendation

The Board recommends a vote “FOR” the election of each of the Class III director nominees set forth above.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR APPOINTMENT

Our Audit Committee has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025. In this Proposal 2 we are asking stockholders to vote to ratify this appointment. Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of KPMG as the Company’s independent auditor is not required by law or our bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the committee will reconsider its appointment. Even if the appointment is ratified, the committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

KPMG has served as our independent auditor since 2020. The following table summarizes the audit fees billed and expected to be billed by KPMG for the indicated fiscal years and the fees billed by KPMG for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2024	2023
Audit Fees(1)	$1,542,000	$1,865,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$1,542,000	$1,865,000

(1)

Consists of fees for the audit of our annual financial statements, reviews of quarterly financial statements included in Quarterly Reports on Form 10-Q and services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Consists of fees for assurance and related services associated with consultations on matters directly related to the audit.
(3)	Consists of fees for professional services for tax compliance, tax advice and tax planning.
(4)	Consists of fees for all other services.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the committee for each engagement of our auditor to perform other audit-related or other non-audit services. The committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with the Company’s management and with KPMG, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

This report is provided by the following directors who served on the Audit Committee through the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024:

Steven M. Altschuler, M.D.

Martin Babler

Lota Zoth, C.P.A. (Chair)

Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment of KPMG to serve as our independent auditor.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the rules of the SEC and pursuant to the Dodd-Frank Act, we are providing stockholders with an opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers. This is commonly referred to as a “say-on-pay” vote.

The say-on-pay vote is a vote on the compensation of our “named executive officers,” as described in this Proxy Statement in the “Executive Compensation” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure. The say-on-pay vote is not a vote on our general compensation policies or compensation of our Board. Stockholders are urged to read the “Executive Compensation” section of the Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy. Our Compensation Committee and Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We are required to hold a say-on-pay vote at least once every three years, and we have determined to hold a say-on-pay vote every year. Unless the Board modifies its policy on the frequency of holding say-on-pay votes, the next say-on-pay vote is expected to occur in 2026.

Board Recommendation

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted in the “Corporate Governance” section on our website located at https://IR.89bio.com/corporate-governance/governance-overview.

Our Governance Structure and Philosophy

Our governance practices reflect the environment in which we operate and are designed to support our mission to develop therapies to treat patients with liver and cardiometabolic diseases. We are a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of liver and cardio-metabolic diseases, and, like other companies in the biopharmaceutical industry, face extreme stock price and volume fluctuations that are often unrelated or disproportionate to our operating performance. With these business environment considerations in mind, the Board believes our current governance structure enables the management team to act with deliberation and to focus on delivering long-term value to stockholders and protect minority investors from the interests of potentially short-sighted investors who may seek to act opportunistically and not in the best interests of the Company or stockholders generally. This structure includes the following elements:

•

Classified board: our directors serve three-year terms, with approximately 1/3 of the Board (instead of the entire Board) elected at each annual meeting. This helps to provide stability and continuity, permitting directors to develop and share institutional knowledge and focus on the long term, and encourages stockholders to engage directly with the Board and management team regarding significant corporation transactions.

•

Supermajority voting: the voting standard for most items is a majority of shares present and entitled to vote on the matter, but 2/3 of the outstanding shares are needed to amend certain provisions of our Certificate of Incorporation and Bylaws and to remove directors. This helps protect against a small group of stockholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all stockholders.

•

Plurality voting for directors: our directors are elected by a plurality of votes cast (instead of a majority of votes cast), meaning the nominees with the most votes are elected. This helps avoid potential disruption to the Board and management team as a result of a “failed election.”

•

Stockholders cannot call special meetings or act by written consent: stockholders can propose business at each annual meeting (in accordance with our advance notice bylaws and Rule 14a-8), but cannot call a stockholder vote in between annual meetings. This helps avoid unnecessary diversion of Board and management time (potentially at the request of a limited number of stockholders acting to further short-term special interests) from executing on our long-term strategy.

The Board also believes this structure is appropriate and reasonable in light of (1) the Company not having a dual class common stock structure, meaning each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting, and (2) the strength of the Board’s independence, including all Board members being independent other than the CEO, an independent chairman of the Board and all-independent committees.

Recognizing that the Company’s operating environment continues to evolve and that governance practices should not be static as a matter of course, the Board annually evaluates our governance structure to confirm it remains in the best interests of the Company and stockholders and values input from our stockholders on this topic.

Board Composition

Director Nomination Process

The Nominating Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms, which it engaged in 2024, to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

Director Qualifications and Criteria for Board Membership

In assessing potential candidates for Board membership, and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills and experiences on the Board (and does not assign specific weight to any of these factors):

•	Biopharmaceuticals: experience within the biopharmaceutical industry, particularly in liver and cardio-metabolic therapeutics.

•	Clinical Development: experience driving the development of therapeutics, including the design and management of clinical trials.

•

Drug Approval & Commercialization: experience driving the planning process for new drug approvals, including medical affairs, and managing commercialization operations for approved drug candidates, including product manufacturing, pricing, reimbursement, marketing and distribution.

•	Corporate Governance: experience, whether currently or in the past, serving on other public company boards of directors.

•	Finance & Accounting: experience or expertise in finance, accounting, financial reporting processes and capital markets.

•	Science & Research: expertise or research experience in scientific disciplines related to biotechnology/oncology (e.g., biology, chemistry, medicine).

•	Senior Leadership: experience serving in a leadership role of an organization, including driving strategy execution, organizational growth and managing human capital.

The Nominating Committee seeks to achieve a diversity of perspectives, skills and occupational and personal backgrounds on the Board. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. For example, the following matrix summarizes the primary experience and skills of each of our directors that we believe are particularly relevant to his or her service on our Board, as described in more detail in each director’s biography.

In addition, our current Board of nine directors includes two directors (22%) who identify as female, one director (11%) who identifies as racially/ethnically diverse and two directors (22%) who identify as LGBTQ+.

	Altschuler	Atkinson	Babler	DiRocco	Hayden	LaPorte	McWherter	Palekar	Zoth
Biopharmaceutical Industry	X	X	X	X	X	X	X	X	X
Clinical Development	X				X		X	X
Drug Approval & Commercialization		X	X		X		X	X
Corporate Governance	X	X	X	X	X	X		X	X
Finance & Accounting			X	X		X		X	X
Science & Research	X	X		X	X		X
Senior Leadership	X	X	X		X	X	X	X	X

In addition, the committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.

Director Time Commitments

While Board members benefit from service on the boards of other companies and such service is encouraged, under the Board’s Principles of Corporate Governance, directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. As part of the annual director nomination process, the Nominating Committee considers directors’ adherence to these expectations, and directors are expected to advise the chairperson of the Nominating Committee before accepting a seat on the board of another for-profit organization.

Although the Company does not have specific limits on director time commitments, with respect to Mr. Babler, the Nominating Committee was aware of his service as the CEO of a public company and a director of another public company and concluded that his service as a director nominee is in the best interests of the Company and stockholders in light of Mr. Babler’s contributions to the Board, engagement with the Company and his solid attendance record at Board meetings and meetings of committees of which he is a member.

Stockholder Recommendations for Directors

It is the Nominating Committee’s policy to consider written recommendations from stockholders for director candidates. The committee considers candidates recommended by our stockholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the committee as described under “Stockholder Communications” and should include the same information required under our bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”

Board Leadership Structure

Dr. Steven M. Altschuler serves as our independent Chairman while Rohan Palekar serves as our Chief Executive Officer. Our Principles of Corporate Governance provide our Board with the flexibility to combine or separate the positions of Chairman and CEO. Currently, the Board believes that the roles of Chairman and CEO should be separate and that the Chairman should be an independent director as this structure enables our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. At any time when there is not an independent Chairman, the Board will designate an independent director to serve as lead director.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairman. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.

The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board determined that each of our current directors listed under “Information Regarding Director Nominees and Continuing Directors,” with the exception of Rohan Palekar, is an “independent director” as defined under the Nasdaq listing rules. Mr. Palekar is not an independent director because he is our Chief Executive Officer. In making such determinations, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence. Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committee under Nasdaq listing rules and the rules and regulations established by the SEC.

Board Committees

Our Board has a separately designated Audit Committee, Compensation Committee, Nominating Committee and Science and Technology Committee (“Science Committee”), each of which is comprised solely of independent directors with the membership and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate and regularly reports its activities to the full Board. Each of the Audit Committee, Compensation Committee and Nominating Committee has a written charter, which is posted in the “Corporate Governance” section on our website located at https://IR.89bio.com/corporate-governance/governance-overview.

Name*	Audit Committee	Compensation Committee	Nominating Committee	Science Committee
Steven M. Altschuler	X	X
Edward Morrow Atkinson III			Chair	X
Martin Babler	X	X
Derek DiRocco			X	X
Michael Hayden		X		Chair
Kathleen D. LaPorte		Chair	X
Charles McWherter			X	X
Rohan Palekar
Lota Zoth	Chair	X
# of Meetings in 2024**	4	5	4	4

*	Represents current committee membership
**	In addition to these meetings, these committees also held informal calls and took action by written consent without a meeting during 2024

Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, effectiveness and independence of the outside auditor. This includes reviewing the financial information provided to stockholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether financial statements should be included in the Company’s Annual Report on Form 10-K.

Ms. Zoth qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.

Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our senior officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our senior officers, evaluating the performance of these officers in light of the goals and objectives, and setting the officers’ compensation based on those evaluations. The committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans.

The Compensation Committee may delegate its authority to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans, but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee engaged Aon in 2024 to provide advice regarding the amount and form of executive and director compensation.

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates, and make recommendations to the Board regarding candidates for election or reelection to the Board at each annual stockholders’ meeting. In addition, the committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The committee is also responsible for making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

Science Committee. The primary responsibilities of our Science Committee are to review and advise management on clinical and technology operations functions of the Company, as well as identifying and assessing business development opportunities from a scientific and technical perspective. In addition, the Science Committee is responsible for making recommendations to the Board regarding research and development strategies and opportunities.

Board Risk Oversight

We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:

•	The Audit Committee is responsible for overseeing management of risks related to our accounting and financial reporting processes and cybersecurity.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.

•	The Nominating Committee is responsible for overseeing management or risks related to director succession planning and corporate governance practices.

•	The Science Committee is responsible for overseeing management of risks relating to our research and development programs.

Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.

Other Corporate Governance Practices and Policies

Director Attendance

The Board met 9 times during the year ended December 31, 2024. During 2024, each director then-serving on the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during the period in which they were on the Board or committee(s). Directors are encouraged to attend the annual meeting of stockholders. All but one of our then-serving directors attended the 2024 Annual Meeting of Stockholders.

Stockholder Communications

Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director, to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by senior management of the Company’s stockholder engagement efforts.

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets, and how to report compliance concerns.

A copy of the code is available in the “Corporate Governance” section on our website located at https://IR.89bio.com/corporate-governance/governance-overview. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.

Director Compensation

Non-Employee Director Compensation Policy

We maintain a compensation policy for our non-employee directors featuring a combination of cash and equity awards. For fiscal year 2024, the Compensation Committee, with assistance from its independent compensation consultant, reviewed the market competitiveness of our non-employee director cash compensation relative to our compensation peer group. Based on the consultant’s analysis and recommendations, and to better align our director compensation with market practices, the Board approved the annual cash retainer schedule for fiscal 2024, detailed below. Cash retainers are paid in quarterly installments.

Annual Cash Retainers	Amount
Board membership (other than the chairman)	$40,000
Chairman of the Board	$70,000
Additional annual retainers
Chair of the Audit Committee	$20,000
Chair of the Compensation Committee	$15,000
Chair of the Science Committee	$12,500
Chair of the Nominating Committee	$10,000
Member of the Audit Committee (other than the chair)	$10,000
Member of the Compensation Committee (other than the chair)	$7,500
Member of the Science Committee (other than the chair)	$6,250
Member of the Nominating Committee (other than the chair)	$5,000

For fiscal 2024, annual retainers increased over 2023 by $5,000 for the Audit and Compensation Committee Chairs; by $2,500 for the Science Committee Chair and members of the Audit and Compensation Committees; by $1,250 for Science Committee members; and by $1,000 for Nominating Committee members. Base Board and Chairman retainers were unchanged.

In addition, the Compensation Committee may in its discretion grant equity awards to any or all non-employee directors under the Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”). Such awards may include: (i) an initial, one-time equity award granted to a new non-employee director upon his or her election to our Board; (ii) equity awards granted to non-employee directors on an annual basis for their service on our Board; and/or (iii) equity awards granted to non-employee directors on an annual basis for their service in a leadership role or on a committee of our Board. In February 2024, each director who was serving on the Board at such time received an annual grant of 45,150 stock options, which vest in full on the one-year anniversary of the date of grant, subject to continued service through such date. In connection with their appointments to the Board, Mr. Babler and Dr. McWherter each received an initial equity grant of 67,700 stock options in May and August of 2024, respectively. The initial option grants vest in three equal annual installments on the first three anniversaries of the dates of their respective appointments to the Board, subject to continued service through such dates. We reimburse all necessary and reasonable out-of-pocket expenses incurred by non-employee directors in connection with their service on our Board, subject to any applicable Company policies that may be in effect from time to time.

A non-employee director may decline all or any portion of their compensation by giving notice to us prior to, as the case may be, the date cash is to be paid or equity awards are to be granted.

Our Board periodically reviews our director compensation program and may revise the compensation arrangements for our directors from time to time.

Fiscal Year 2024 Non-Employee Director Compensation Table

The following table shows the compensation earned in 2024 by the non-employee directors who served on the Board during such year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Steven M. Altschuler	$87,500	$332,467	$419,967
Edward Morrow Atkinson III	$56,250	$332,467	$388,717
Martin Babler(2)	$33,929	$455,316	$489,245
Derek DiRocco(3)	$51,250	$332,467	$383,717
Michael Hayden	$60,000	$332,467	$392,467
Kathleen D. LaPorte	$65,870	$332,467	$398,337
Charles McWherter(4)	$18,604	$421,642	$440,246
Lota Zoth	$67,500	$332,467	$399,967

(1)

Amounts shown in this column represent the aggregate grant date fair value for option awards granted during the year, computed in accordance with ASC Topic 718. The assumptions underlying these valuations are described in Notes 2 and 8 to our consolidated financial statements included in our 2024 Annual Report on Form 10-K. These amounts may differ from the actual value eventually realized by the director, as that value is dependent on the market price of our common stock at the time of exercise. As of December 31, 2024, Dr. Altschuler held 157,050 outstanding stock options, of which 111,900 were exercisable, Dr. Atkinson held 92,550 outstanding stock options, of which 37,400 were exercisable, Mr. Babler held 67,700 outstanding stock options, none of which were exercisable, Dr. DiRocco held 124,050 outstanding stock options, of which 78,900 were exercisable, Dr. Hayden held 177,360 outstanding stock options, of which 132,210 were exercisable, Ms. LaPorte held 110,050 outstanding stock options, of which 64,900 were exercisable, Dr. McWherter held 67,700 outstanding stock options, none of which were exercisable and Ms. Zoth held 130,050 outstanding stock options, of which 84,900 were exercisable.

(2)	Mr. Babler was appointed to the Board effective as of April 13, 2024.
(3)	All or a portion of the director’s fees are remitted directly to the investor with which Dr. DiRocco is affiliated.
(4)	Dr. McWherter was appointed to the Board effective as of July 30, 2024.

Directors who are also employees, such as Mr. Palekar, do not receive any compensation for their services as our directors. The compensation received by Mr. Palekar as our Chief Executive Officer is presented in the 2024 Summary Compensation Table below.

Indemnification Agreements

We have entered into indemnification agreements with our officers and directors. The indemnification agreements and our amended and restated bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 15, 2025)	Position
Rohan Palekar(1)	59	Chief Executive Officer and Director
Ryan Martins	48	Chief Financial Officer
Hank Mansbach, M.D.	60	Chief Medical Officer
Quoc Le-Nguyen	57	Chief Technical Operations Officer
Francis Sarena	54	Chief Operating Officer

(1)	For Mr. Palekar’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.

Ryan Martins. Mr. Martins has served as our Chief Financial Officer since July 2019 and previously served as consultant since April 2019. Prior to joining our Company, Mr. Martins was Chief Financial Officer at Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage precision oncology company, from March 2018 to October 2018, where he was responsible for all aspects of the finance function including financial accounting, capital planning, audit, tax and investor relations. Before Revolution Medicines, Mr. Martins was Vice President and Head of Corporate Strategy and Investor Relations at Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE), a clinical-stage biopharmaceutical company, from September 2015 to March 2018, where he was responsible for strategic planning, capital raising, investor relations and assisting business development. Prior to Ultragenyx, Mr. Martins spent nearly 10 years as a biotechnology analyst at Jefferies, Lazard (NYSE: LAZ) and Barclays (NYSE: BCS)/Lehman Brothers after holding operating roles at Chiron Corporation from 2001 to 2006. Mr. Martins earned his B.Sc. in Life Sciences from St. Xavier’s College, a M.S. degree in Biology from Virginia Tech and an M.B.A. from the Haas School of Business at University of California, Berkeley.

Hank Mansbach, M.D. Dr. Mansbach has served as our Chief Medical Officer since December 2018. Prior to joining our Company, Dr. Mansbach was at Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE), a clinical-stage biopharmaceutical company, where he served as Head of Global Clinical Development for Metabolic and Neurologic Diseases from June 2018 to December 2018, Vice President of Global Clinical Development and Ultra Programs from March 2017 to June 2018 and Vice President of Medical Affairs from May 2015 to March 2017. During his time at Ultragenyx, Dr. Mansbach was responsible for leading clinical development programs for metabolic disorders and building and leading the Medical Affairs team. Before Ultragenyx, Dr. Mansbach served as Vice President of Medical Affairs at Medivation, Inc., a biopharmaceutical company, from August 2009 to April 2015, where he played a key role in the development and commercialization of enzalutamide for the treatment of advanced prostate cancer. Earlier in his career, Dr. Mansbach served as Senior Vice President of Global Drug Development at Valeant Pharmaceuticals and Chief Medical Officer at Cortex Pharmaceuticals, Inc., both pharmaceutical companies. Dr. Mansbach began his industry career at Glaxo Wellcome after clinical practice and research in neurology. He earned his M.D. from Duke University and a B.A. in Philosophy from Yale University.

Quoc Le-Nguyen. Mr. Le-Nguyen has served as our Chief Technical Operations Officer since March 2019. Prior to joining our Company, Mr. Le-Nguyen was Senior Vice President, Global Head of Technical Operations & Quality for Aduro Biotech, Inc., a biotechnology company, from September 2015 to July 2018, where he was responsible for clinical supply including analytical and process development, manufacturing, supply chain and quality for cell therapy, small molecule and antibody platforms. Prior to Aduro, Mr. Le-Nguyen was the Vice President of Manufacturing Operations for Bayer AG (OTCMKTS: BAYRY) from September 2007 to September 2013, where he was responsible for the Betaferon/Betaseron franchise. Prior to Bayer, Mr. Le-Nguyen worked in biologics manufacturing for Novartis International AG (NYSE: NVS), Chiron Corporation and BioMarin Pharmaceutical Inc. (Nasdaq: BMRN). Mr. Le-Nguyen earned his B.S. in Biochemistry from the University of California, Davis.

Francis Sarena. Mr. Sarena has served as our Chief Operating Officer since August 2024. Mr. Sarena served as Chief Operating Officer of Apexigen, Inc. (“Apexigen”) (formerly, Nasdaq: APGN), a clinical-stage biotechnology company, from July 2022 to September 2023 and as President from February 2023 to September 2023, where he was primarily responsible for business development and operations. Apexigen was acquired by Pyxis Oncology, Inc. (Nasdaq: PYXS) in August 2023. Mr. Sarena also served as Chief Operating Officer of Apexigen America, Inc., a wholly owned subsidiary and predecessor-in-interest of Apexigen from January 2022 to September 2023, where he was responsible for business development and operations. Prior to Apexigen, Mr. Sarena was with Five Prime Therapeutics, Inc. (formerly, Nasdaq: FRPX), a biotechnology company, from December 2010 to May 2021, where he served in various executive roles, most recently as Chief Strategy Officer and Secretary from September 2016 to May 2021, where he was responsible for various functions over time, including corporate strategy, business development, commercial planning, legal, project management and quality. From December 2008 to July 2010, Mr. Sarena served as Vice President, General Counsel and Secretary at Facet Biotech Corporation (formerly, Nasdaq: FACT), a biotechnology company. Prior to that, he spent two years at PDL BioPharma, Inc. (formerly, Nasdaq: PDLI) in positions of increasing responsibility most recently as Vice President, General Counsel and Secretary. Prior to that, he served as a Corporate Associate at Bingham McCutchen LLP from September 2000 to April 2006 representing clients primarily in merger and acquisition transactions, corporate and securities law matters and equity financing transactions. Mr. Sarena holds a B.S. in Finance from San Francisco State University and a J.D. from University of California, Berkeley.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, or CD&A, we provide an overview of our compensation philosophy and each element of our executive compensation program with regard to the compensation awarded to, earned by, or paid to our named executive officers, or NEOs, during our fiscal year ended December 31, 2024.

For the fiscal year ended December 31, 2024, our NEOs were:

•	Rohan Palekar, our Chief Executive Officer;

•	Ryan Martins, our Chief Financial Officer;

•	Hank Mansbach, our Chief Medical Officer;

•	Quoc Le-Nguyen, our Chief Technical Operations Officer; and

•	Francis Sarena, our Chief Operating Officer.

Business Highlights

We made significant progress in 2024 as we continued to advance the development of our pegozafermin program. The following is a summary of some of our significant achievements and developments in 2024.

•

Initiated two global Phase 3 trials to study the use of pegozafermin to treat patients with metabolic dysfunction-associated steatohepatitis (MASH) – ENLIGHTEN-Fibrosis in the F2-F3 patient segment and ENLIGHTEN-Cirrhosis in the compensated F4 patient segment;

•	Completed enrollment in the ENTRUST SHTG Phase 3, our first Phase 3 study;

•	Manufactured our first commercial-scale GMP batch of pegozafermin;

•	Scaled-up the manufacturing processes for the reagents required in the pegozafermin manufacturing process;

•	Mulitple positive interactions with regulatory authorities to support the advancement of our pegozafermin program;

•

Raised approximately $165 million in equity financings and increased our debt facility with K2 HealthVentures LLC to $150 million to provide the funding necessary to advance our pegozafermin program; and

•	Continued to scale the organization to support late clinical stage activities and BLA preparedness.

Stockholder Outreach

Stockholder Advisory Vote on Executive Compensation

Each year, we provide our stockholders the opportunity to cast an advisory vote on the compensation of our named executive officers, or the “say-on-pay” vote, and the Compensation Committee considers the outcome of the prior year’s say-on-pay vote when making decisions relating to the compensation of our named executive officers and our executive compensation programs. We received over 98% support for our say-on-pay proposal at our 2024 Annual Meeting of Stockholders, representing overall support of our executive compensation programs. We did not make any changes to our executive compensation programs as a result of the say-on-pay vote.

Compensation Highlights

Our Compensation Committee believes that executive compensation should be directly linked to short-term and long-term performance. A few of the key decisions made by the Compensation Committee aligned with such philosophy are as follows:

•

Modest base salary adjustments: Base salary increases for our named executive officers ranged from 5.0% to 5.7%. Salary increases were generally based on competitive market positioning and took into account individual responsibilities, performance and experience.

•

Annual bonuses linked to pre-determined corporate and individual performance goals. Annual bonuses for our named executive officers paid out at 95% to 102.5% of target based on the achievement of corporate and individual performance goals.

•	Annual stock option and restricted stock unit grants: In February 2024, our named executive officers received stock option and restricted stock unit grants to incentivize long-term performance.

•

Performance Stock Units Granted to Certain NEOs: In January 2024, the Compensation Committee approved the grant of performance stock units for our CEO and certain of our NEOs to incentivize these officers to lead the Company’s achievement of several important milestones over the next several years.

•

Retention Equity Awards Granted to Certain NEOs: In December 2024 and January 2025, the Compensation Committee approved the grant of restricted stock units for certain of our NEOs for retention purposes.

•	Pay mix is highly “at risk”: The percentage of pay that is “at risk” for our CEO and other named executive officers in 2024 was 91% and 87%, respectively, helping us align pay with performance.

CEO Percentage of Pay “At Risk”	All Other NEOs Percentage of Pay “At Risk”

Compensation Philosophy and Objectives

Our executive officer compensation program is designed to attract, retain and reward executive officers to promote our long-term success. In setting compensation levels and designing the elements of our program, we seek to establish overall compensation levels that are internally equitable and competitive with the talent market. We regularly review our executive officer compensation program with the goal of motivating our executive team to achieve our strategic goals and aligning their interests with those of our stockholders. In particular, we seek to:

•	Align the base salary and target annual cash incentive compensation of our executive officers with market practices by targeting the 50th percentile of our executive compensation peer group;

•	Align our equity-based compensation of our executive officers to target the 75th percentile of our executive compensation peer group;

•	Focus the majority of our executive officers’ compensation on short-term and long-term incentive compensation; and

•	Provide balanced incentives that motivate our executives to achieve our short-term and long-term goals without incentivizing executives to take excessive risks.

The Compensation Committee has historically compensated executive officers with three primary compensation components: a base salary, an annual bonus opportunity, and equity-based compensation. The Compensation Committee believes that cash compensation in the form of base salary and an annual bonus opportunity provides our executive officers with short-term rewards for success in achieving annual goals and objectives, and that long-term compensation through the grant of equity awards aligns the management objectives with those of our stockholders with respect to long-term performance and success of the Company.

In setting compensation levels for our executive officers, the Compensation Committee considers a variety of factors, including peer group survey data, tenure, role, responsibilities, performance, and competitive market practices. Compensation paid to our named executive officers is delivered primarily through at-risk pay, based on both short-term and long-term incentives.

In addition to our compensation elements, the following compensation program features are designed to align our executive team’s interests with stockholder interests and market best practices.

Best Practice Highlights

✓	Use of Independent Compensation Consultant. The Compensation Committee receives objective advice from its independent compensation consultant.

✓	Modest Perquisites. NEOs receive only modest perquisites.

✓	Clawback Policy. The Board has adopted a clawback policy applicable to all incentive payments and performance-based equity awards granted to executive officers.

✓

Peer Group Analysis. The Company reviews total direct compensation (base salary, annual cash incentive and long-term incentive payments) and the mix of the compensation components for our NEOs relative to our executive compensation peer group, which we review annually, as one of the factors in determining if compensation is adequate to attract and retain executive officers.

✓	No Hedging. The Company has adopted a policy prohibiting hedging and pledging of Company stock.

✓	No Excise Tax Gross-Ups. Our named executive officers are not entitled to any such gross-up.

Process for Setting Compensation

Our Board and Compensation Committee review compensation practices and philosophy annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, they consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short-and long-term results that are in the best interests of our stockholders and our desire to incentivize a long-term commitment to our Company. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace, and based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives.

Our Compensation Committee is responsible for approving all executive compensation matters. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the CEO for all executives other than the CEO. Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee then determines the compensation for each executive officer. In 2024, the Compensation Committee retained the services of Aon as its external compensation consultant, and the Compensation Committee considered Aon’s input on certain compensation matters as it deemed appropriate. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee has reviewed the independence of Aon and conducted a conflicts of interest assessment (taking into consideration factors specified in the Nasdaq listing standards) and has concluded that Aon is independent and its work for the Compensation Committee has not raised any conflicts of interest. In addition to the fees paid to Aon related to its services to the Compensation Committee, management engaged and paid Aon to perform services for the Company regarding evaluating overall employee compensation. For purposes of minimizing any potential conflicts of interest, we disclose to our Compensation Committee any services that management requests Aon to provide. Although management notified our Compensation Committee of these additional services, our Compensation Committee did not review and approve such services as these services were reviewed and approved by management in the ordinary course of business, and our Compensation Committee did not believe that there was any potential conflict of interest raised by such services.

Use of a Peer Group

While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and helping to ensure that our compensation practices are competitive in the marketplace. Market data is one element considered by the Compensation Committee when making executive compensation decisions, but the Compensation Committee does not set compensation levels based solely on market data. Rather, the Compensation Committee reviews the 25th, 50th and 75th percentiles of relevant market data as one frame of reference in making its executive compensation decisions. Final executive compensation decisions reflect a variety of factors, including each executive’s experience, performance rating, the relative importance of the executive’s role within the organization, as well as where each executive’s pay level falls relative to the market data.

In order to evaluate the level of compensation for our named executive officers for 2024, our Compensation Committee, using information provided by Aon, established a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries which on balance are at a stage of product development, therapeutic focus, market capitalization and number of employees similar or comparable to ours, including based on the following criteria:

•	companies with comparable market capitalizations (i.e., in the range of $400 million to $4.5 billion);

•

companies that are in or near, or recently completed, Phase 3 clinical development with an emphasis on companies focused on hepatology or cardiology and that went public within the last five years; and

•	companies with headcounts around 150 employees.

Our 2024 executive compensation peer group was comprised of the following companies in the biopharmaceutical and biotechnology industries:

Akero Therapeutics	Mirum Pharmaceuticals
Arrowhead Pharmaceuticals*	Pliant Therapeutics
CymaBay Therapeutics	Protagonist Therapeutics*
Cytokinetics*	RAPT Therapeutics
Denali Therapeutics*	Scholar Rock
Immunovant*	Terns Pharmaceuticals
Intercept Pharmaceuticals	Ventyx Biosciences*
KalVista Pharmaceuticals	Vera Therapeutics
Madrigal Pharmaceuticals	Viking Therapeutics
MeiraGTx

*

Based on the peer group criteria noted above, the Compensation Committee added the companies marked with an asterisk to our executive compensation peer group for 2024 and the following companies were removed from our prior executive compensation peer group: Axcella Health, Fulcrum Therapeutics, Lyra Therapeutics, MediciNova and Oramed Pharmaceuticals.

Key Elements of Compensation

Base Salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Compensation Committee taking into account each individual’s role, responsibilities, skills and experience. Base salaries for our named executive officers are reviewed annually by our Compensation Committee, typically in connection with our annual performance review process, and adjusted from time to time, to realign salaries with market levels after taking into account individual responsibilities, performance and experiences. For 2024, base salary increases for the NEOs ranged from 5.0% to 5.7% after consideration of the foregoing factors. The 2024 base salaries of our NEOs are set forth in the following table:

Name	2024 Base Salary	2023 Base Salary	Percentage Change
Rohan Palekar	$646,000	$611,100	5.7%
Ryan Martins	$455,700	$432,000	5.5%
Hank Mansbach	$507,200	$483,000	5.0%
Quoc Le-Nguyen	$480,000	$455,000	5.5%
Francis Sarena*	$500,000	N/A	N/A

*	Mr. Sarena commenced employment with the Company on August 5, 2024.

Annual Bonus

Our Compensation Committee may approve annual bonuses for our named executive officers based on Company performance as compared to the goals and objectives established by the Compensation Committee at the beginning of each year or as otherwise determined appropriate as well as based on each named executive officer’s personal performance. We vary the weighting of personal and corporate goal performance by level within the Company, with greater emphasis placed on corporate performance for executive officers and a greater emphasis on personal performance for non-executive officer employees of the Company. We believe this better aligns our executive officers’ performance with the Company as a whole while still incentivizing personal performance, which is generally more aligned with the performance of the functional areas that each executive officer leads. In addition, our executives have a greater opportunity to significantly impact our corporate goal performance given their positions and responsibilities.

All executive officers are assigned annual bonus targets, expressed as a percent of base salary, based on each executive officer’s accountability, scope of responsibilities and potential impact on performance, as well as peer group competitive data for similarly situated positions. The table below sets forth the target bonus for each named executive officer, which, for each continuing named executive officer, are the same as the target bonus opportunities in 2023:

Name	2024 Target Bonus (% of Base Salary)	Corporate Goal Weighting	Personal Goal Weighting
Rohan Palekar	55%	100%	0%
Ryan Martins	40%	75%	25%
Hank Mansbach	40%	75%	25%
Quoc Le-Nguyen	40%	75%	25%
Francis Sarena	40%	75%	25%

In January 2025, the Compensation Committee assessed our overall 2024 performance against the achievement of our corporate goals to determine a total percentage of achievement between 0% and 150%. The Compensation Committee considered the following performance goals, as well as the relative weighting of these goals, in assessing overall performance for the 2024 fiscal year:

Corporate Goal	Weighting	Goal Achievement	Weighted Achievement
MASH Program • Achieve certain objectives in our Phase 3 clinical trials	35%	60%	21%
SHTG Program • Achieve certain objectives in our Phase 3 clinical trial	10%	100%	10%
Pegozafermin Manufacturing • Complete GMP manufacturing at commercial scale and secure supply chain relationships	15%	125%	18.75%
Other CMC Related • Scale-up and manufacture critical reagents at commercial scale	10%	150%	15%
Financing and Cash Management • Raise capital, obtain access to financing facilities and manage budgets to ensure cash runway to a certain point	15%	100%	15%
Quality & Regulatory Related • Meet certain targets for internal audits and gap assessment and remediation in the Company’s BLA preparedness plan	7.5%	112.5%	8.4%
Organizational • Improve employee engagement results and manage voluntary turnover at or below a benchmark level	7.5%	100%	7.5%

In establishing these goals, the Compensation Committee selected performance goals that it considered aggressive, meaning that they are goals that were considered achievable, but only with a high degree of diligence and success in execution.

In assessing performance against these goals, the Compensation Committee reviewed each goal and determined whether or not it was achieved. Based on our performance against our 2024 corporate goals, our Compensation Committee approved a corporate goal multiplier of 95% for 2024.

In January 2025, in addition to assessing our performance against our corporate goals, the Compensation Committee (after consultation with our Chief Executive Officer) assessed the individual accomplishments of our named executive officers for purposes of determining the individual component of their annual bonus, other than our Chief Executive Officer whose annual bonus is based solely on the corporate goals described above. Key individual achievements for these named executive officers are summarized below.

Named Executive Officer	Key 2024 Achievements
Hank Mansbach, M.D. Chief Medical Officer

• Led efforts to initiate two global MASH Phase 3 studies

• Led efforts to complete enrollment in the ENTRUST Phase 3 study in SHTG

• Leader in positive regulatory interactions to support the clinical development of pegozafermin

• Supported development and deepening of relationships with external experts, key opinion leaders, investors and potential strategic partners

• Provided technical evaluation support and product development strategy for business development activities

Quoc Le-Nguyen Chief Technical Operations Officer

• Leader in positive regulatory interactions to support the CMC program for pegozafermin

• Led efforts to scale-up the reagents required in the manufacturing process at commercial-scale vendors

• Led efforts to execute the first commercial-scale GMP batch of pegozafermin

• Led efforts to secure additional commercial-scale drug substance manufacturing capabilities

Ryan Martins Chief Financial Officer

• Raised approximately $165 million in equity financing gross proceeds

• Increased debt facility with K2 HealthVentures LLC to $150 million

• Leader in engagement of investors and analysts to strengthen the Company’s narrative

• Developed long-range financial plans to inform strategy development, financing plans and capital allocation

Francis Sarena Chief Operating Officer

• Leader in revision to the Company’s strategy and strategic objectives

• Leader in scenario planning in advance of external catalyst events to inform financing efforts and business development activities

• Leader in efforts to enhance operational effectiveness and organizational scalability

Mr. Palekar evaluated the performance of Dr. Mansbach and Messrs. Le-Nguyen, Martins and Sarena after considering the above achievements and provided a proposed bonus amount for each of them to the Compensation Committee in light of such named executive officer’s achievements during 2024.

Based on the corporate goal multiplier and the individual accomplishments of our named executive officers, in January 2025, our Compensation Committee approved the 2024 bonuses for our named executive officers listed in the table below.

Name	2024 Bonus Earned	Actual Bonus as a Percentage of Target Bonus Opportunity
Rohan Palekar	$337,535	95.0%
Ryan Martins	$181,141	99.4%
Hank Mansbach	$201,612	99.4%
Quoc Le-Nguyen	$196,800	102.5%
Francis Sarena*	$79,858	97.6%

*	Mr. Sarena’s bonus for fiscal year 2024 was pro-rated based on his date of hire of August 5, 2024.

Long-Term Incentive Compensation

Our equity grant program is intended to recognize the contributions of our named executive officers to the achievement of corporate objectives, to align their interests with those of our stockholders by creating value tied to the performance of our stock price, and for retention purposes. In determining the form and value of an annual grant, the Compensation Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and our overall performance relative to corporate objectives. The Compensation Committee also may grant equity awards to new executive officer hires or special awards upon promotion or for retention.

Stock option grants generally vest over a four-year period with one-quarter vesting on the first anniversary of the date of grant and the remainder in equal quarterly installments over the subsequent three years and restricted stock unit grants generally vest over a three-year period with one-third vesting on the first anniversary of the date of grant and the remainder vesting over the subsequent two years every six months, subject, in each case, to continued service through each such vesting date.

We generally grant annual equity awards to our employees, including our NEOs, in the first quarter of each year in connection with our performance evaluation process. Consistent with this practice, in January 2024, the Compensation Committee granted our named executive officers annual stock options and restricted stock units. Also in January 2024, the Compensation Committee determined it was advisable to grant retention equity awards in the form of performance-restricted stock units (“PSUs”) to certain of our employees, including all our NEOs other than Mr. Sarena who commenced employment with the Company on August 5, 2024. The vesting conditions applicable to these PSU awards relate to achieving an enrollment target in our ENLIGHTEN-Fibrosis Phase 3 study (50% of the PSUs) and achieving positive results in our ENTRUST SHTG Phase 3 study. The PSUs are subject to each recipient’s continued service to the Company through each applicable vesting event. The PSUs were granted to retain the services of the grantees and incentivize each recipient to work toward these important specific achievements to further our pegozafermin program with an eye toward eventual approval and commercialization.

In August 2024, the Compensation Committee granted new hire stock options and restricted stock units to Mr. Sarena. In December 2024, the Compensation Committee determined it was advisable to grant retention equity awards in the form of restricted stock units to certain employees, including, Messrs. Martins and Le-Nguyen and Dr. Mansbach. The retention RSUs vest in equal semi-annual installments over the 24-month period following December 12, 2024, subject to each recipient’s continued service to the Company through each applicable vesting date. The retention RSUs were granted in order to increase the retentive value of unvested equity awards held by our NEOs and to retain services of the grantees over a critical two-year period to ensure leadership continuity and maintain alignment with critical operational and value-creating milestones, including the full enrollment of our MASH Phase 3 clinical trials, and preparations for a potential BLA filing and commercialization.

Other Elements of Compensation

Benefits and perquisites

All our full-time employees, including our named executive officers, are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for life insurance for all of our employees, including our named executive officers. We also provide all employees, including named executive officers, with a flexible spending account plan, an employee stock purchase plan and paid time off benefits, including vacation, sick time and holidays. We also offer eligible employees, including our NEOs, the opportunity to participate in our tax-qualified 401(k) plan. Employees can contribute a portion of their eligible earnings up to the Internal Revenue Service’s annual limits on a before-tax basis. For every dollar an employee contributes, up to 4% of their compensation, we may contribute 75 cents per dollar, provided that there are no matching contributions in excess of eligible IRS compensation. Our matching contributions are 100% vested at the time of contribution.

Employment and Severance Terms

Each of the Company’s NEOs is covered by an offer letter agreement providing for an annual level of salary, target incentives, eligibility for long-term incentives, and benefit eligibility. The offer letter agreements also provide for severance benefits in the event of a termination of employment without “cause” or for “good reason,”, including in connection with the occurrence of a “change in control,” as such terms are defined in the agreements. It is the Compensation Committee’s belief that the agreements are necessary from a competitive perspective and contribute to the stability of the management team.

Other Policies

Clawback Policy

We have a clawback policy intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will seek to recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including our named executive officers, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

Insider Trading Policy and Hedging and Pledging Prohibitions
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities by our directors, officers and employees, and other covered persons, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing rules, as applicable. As part of these policies and procedures, we prohibit our directors, officers, employees and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions. In addition, directors and officers are prohibited from placing Company securities in a margin account or pledging Company securities as collateral for a loan.
Practices on Timing of Equity Awards
We do not have any program, plan or obligation that requires us to grant equity awards on specified dates. We also do not have any program, plan or practice to time award dates of stock option grants to our executive officers in coordination with the release of material nonpublic information and typically aim to make equity grants during an open trading window. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet special retention or performance objectives.
Consistent with our practices for new hires and appointments, on August 5, 2024, the Compensation Committee approved initial equity awards to Francis Sarena, whose employment as our Chief Operating Officer commenced on that same date, as part of the standard onboarding compensation package for a new executive. Mr. Sarena received an option to purchase 350,000 shares of common stock at an exercise price of $8.39 per share, vesting over four years, and 50,000 RSUs, vesting over three years, both subject to continued service.
The grant date for Mr. Sarena’s awards coincided with the filing date of our Quarterly Report on Form
10-Q
for the quarter ended June 30, 2024 and a Form
8-K
announcing the appointment of a new director and certain director committee appointments, and was two days prior to the filing date of our Current Report on Form
8-K
disclosing Mr. Sarena’s appointment and compensation package. The Compensation Committee determined this timing arose from the application of our standard onboarding grant process following the individual’s hiring and was coincidental, not coordinated with the release of material nonpublic information. The following information regarding Mr. Sarena’s stock option grant is provided in accordance with SEC rules:

Name	Grant Date	Number of Securities Underlying Award	Exercise Price	Grant Date Fair Value
Percentage Change in Closing Market
Price of the Securities Underlying the
Award Between the Trading Day
Ending Immediately Prior to the
Disclosure of Material Nonpublic
Information and the Trading Day
Beginning Immediately Following the
Disclosure of Material

Nonpublic Information
(1)

Francis Sarena	8/5/2024	350,000	$8.39	$2,191,175	10.9	%, (0.6)%

(1)
The Company filed a quarterly report on Form
10-Q
and a current report on Form
8-K
on August 5, 2024, and one current report on Form
8-K
on August 7, 2024. The percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information for each of these dates was 10.9% and (0.6)%, respectively.

During 2024, the Compensation Committee did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Tax Deductibility of Compensation
As one of the factors in the review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company. Under Section 162(m) of the Code, a limitation exists on the deductibility of compensation paid to certain “covered employees,” including all of our NEOs, in excess of $1 million per year and thus, we are unable to deduct compensation payable to our NEOs in excess of such limit. While the Compensation Committee considers the impact of this tax treatment, the primary factors influencing program design are the support of our business objectives and the Compensation Committee’s commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance. Accordingly, the Compensation Committee retains flexibility to structure our compensation programs in a manner that is not tax-deductible
in order to achieve a strategic result that the Compensation Committee determines to be more appropriate.
Risk Management
During fiscal year 2024, the Company conducted its annual review of executive and non-executive
compensation programs, with particular emphasis on incentive compensation plans and programs. Based on this review, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles and pay opportunity levels for named executive officers. As a result of this evaluation, the Company concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Submitted by the Compensation Committee of the Board of Directors

Kathleen D. LaPorte, Chair

Steven M. Altschuler

Martin Babler

Michael Hayden

Lota Zoth

2024 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our NEOs during the years ended December 31, 2024, 2023 and 2022, as applicable.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Rohan Palekar	2024	$646,000	$1,996,000	$4,623,592	$337,535	$16,299	$7,619,426
Chief Executive Officer	2023	$611,100	$1,102,500	$3,421,290	$436,900	$15,871	$5,587,661
	2022	$587,600	$1,401,648	$735,680	$387,800	$15,121	$3,127,849

Ryan Martins	2024	$455,700	$1,431,875	$1,337,403	$181,141	$9,684	$3,415,803
Chief Financial Officer

Hank Mansbach	2024	$507,200	$1,481,775	$1,490,249	$201,612	$8,571	$3,689,407
Chief Medical Officer	2023	$483,000	$441,000	$1,368,516	$243,900	$5,971	$2,542,387
	2022	$465,000	$609,360	$234,080	$220,900	$5,971	$1,535,311

Quoc Le-Nguyen	2024	$480,000	$1,481,775	$1,490,249	$196,800	$16,299	$3,665,123
Chief Technical Operations Officer	2023	$455,000	$441,000	$1,368,516	$232,000	$15,871	$2,512,387
	2022	$435,000	$602,700	$234,080	$206,600	$12,841	$1,491,221

Francis Sarena	2024	$204,545	$209,750	$2,191,175	$79,858	$6,616	$2,691,944
Chief Operations Officer(3)

(1)

Amounts shown in these columns represent the aggregate grant date fair value for stock and option awards during the respective fiscal years indicated, computed in accordance with ASC Topic 718. The assumptions underlying these valuations are described in Notes 2 and 8 to our consolidated financial statements included in our 2024 Annual Report on Form 10-K. These amounts may differ from the actual value eventually realized by the named executive officer, as that value is dependent on the market price of our common stock at the time the award vests or is exercised.

(2)

This column reflects the aggregate incremental cost we incurred in providing perquisites and other personal benefits. For 2024, these benefits consist of Company-paid term life insurance premiums and employer matching contributions to our 401(k) plan. For Messrs. Palekar, Martins, Le-Nguyen and Sarena, this includes both life insurance premiums and 401(k) matching contributions. For Dr. Mansbach, this includes only life insurance premiums.

(3)	Mr. Sarena commenced employment with the Company on August 5, 2024.

2024 Grants of Plan-Based Awards Table

The following table sets forth the grants of plan-based awards made to our NEOs during 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rohan Palekar	2/1/2024	213,180	355,300	532,950
	2/1/2024				—	50,000	50,000				499,000
	2/1/2024							150,000			1,497,000
	2/1/2024								605,000	9.98	4,623,592
Ryan Martins	2/1/2024	109,368	182,280	273,420
	2/1/2024				—	20,000	20,000				199,600
	2/1/2024							48,750			486,525
	2/1/2024								175,000	9.98	1,337,403
	12/12/2024							95,000			745,750
Hank Mansbach	2/1/2024	121,728	202,880	304,320
	2/1/2024				—	25,000	25,000				249,500
	2/1/2024							48,750			486,525
	2/1/2024								195,000	9.98	1,490,249
	12/12/2024							95,000			745,750
Quoc Le-Nguyen	2/1/2024	115,200	192,000	288,000
	2/1/2024				—	25,000	25,000				249,500
	2/1/2024							48,750			486,525
	2/1/2024								195,000	9.98	1,490,249
	12/12/2024							95,000			745,750
Francis Sarena(2)	8/5/2024	48,986	81,818	122,466
	8/5/2024							25,000			209,750
	8/5/2024								350,000	8.39	2,191,175

(1)

The amounts in these columns represent the threshold, target and maximum amount of each named executive officer’s cash bonus opportunity under our 2024 annual bonus program as established by the Board and described in “Compensation Discussion and Analysis” above. Actual payments made for fiscal 2024 are reflected in the Summary Compensation Table.

(2)	The estimated future payouts under non-equity incentive plan awards for Mr. Sarena are pro-rated to reflect his start of employment with the Company on August 5, 2024.
(3)

The performance-restricted stock units (“PSUs”) granted under our 2019 Equity Incentive Plan can be earned at a single level of performance (i.e., target and maximum opportunity is the same). The vesting conditions applicable to these PSU awards relate to achieving an enrollment target in our ENLIGHTEN-Fibrosis Phase 3 study (50% of the PSUs) and achieving positive results in our ENTRUST SHTG Phase 3 study. All vesting is subject to continued service through each such vesting date.

Outstanding Equity Awards at 2024 Fiscal-Year End Table

The following table sets forth information regarding outstanding equity awards as of December 31, 2024 for each of our NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option Awards (#) Exercisable	Number of Securities Underlying Unexercised Option Awards (#) Unexercisable		Option Award Exercise Price ($)	Option Award Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)
Rohan Palekar	120,231	—		1.93	11/09/2028	—		—	—		—
	132,242	—		3.11	07/30/2029	—		—	—		—
	170,000	—		32.50	02/14/2030	—		—	—		—
	191,015	12,735	(1)	23.01	02/05/2031	—		—	—		—
	151,250	68,750	(2)	4.44	02/17/2032	—		—	—		—
	131,250	168,750	(3)	14.70	02/09/2033	—		—	—		—
	—	605,000	(4)	9.98	02/01/2034	—		—	—		—
	—	—		—	—	9,079	(5)	70,998	—		—
	—	—		—	—	—		—	75,000	(6)	586,500
	—	—		—	—	50,000	(7)	391,000	—		—
	—	—		—	—	124,955	(8)	977,461	—		—
	—	—		—	—	—		—	50,000	(9)	391,000
Ryan Martins	76,901	—		3.11	07/30/2029	—		—	—		—
	47,500	—		32.50	02/14/2030	—		—	—		—
	53,906	3,594	(1)	23.01	02/05/2031	—		—	—		—
	35,750	16,250	(2)	4.44	02/17/2032	—		—	—		—
	48,125	61,875	(3)	14.70	02/09/2033	—		—	—		—
	—	175,000	(4)	9.98	02/01/2034	—		—	—		—
	—	—		—	—	2,178	(5)	17,032	—		—
	—	—		—	—	—		—	15,000	(6)	117,300
	—	—		—	—	20,000	(7)	156,400	—		—
	—	—		—	—	40,624	(8)	317,680	—		—
	—	—		—	—	—		—	20,000	(9)	156,400
	—	—		—	—	95,000	(10)	742,900	—		—
Hank Mansbach	98,204	—		1.93	01/10/2029	—		—	—		—
	39,037	—		3.11	07/30/2029	—		—	—		—
	45,000	—		32.50	02/14/2030	—		—	—		—
	63,281	4,219	(1)	23.01	02/05/2031	—		—	—		—
	48,125	21,875	(2)	4.44	02/17/2032	—		—	—		—
	52,500	67,500	(3)	14.70	02/09/2033	—		—	—		—
	—	195,000	(4)	9.98	02/01/2034	—		—	—		—
	—	—		—	—	2,932	(5)	22,928	—		—
	—	—		—	—	—		—	25,000	(6)	195,500
	—	—		—	—	20,000	(7)	156,400	—		—
	—	—		—	—	40,624	(8)	317,680	—		—
	—	—		—	—	—		—	25,000	(9)	195,500
	—	—		—	—	95,000	(10)	742,900	—		—
Quoc Le-Nguyen	4,063	—		3.11	07/30/2029	—		—	—		—
	3,312	—		3.11	07/30/2029	—		—	—		—
	50,000	—		32.50	02/14/2030	—		—	—		—
	63,281	4,219	(1)	23.01	02/05/2031	—		—	—		—
	48,125	21,875	(2)	4.44	02/17/2032	—		—	—		—
	52,500	67,500	(3)	14.70	02/09/2033	—		—	—		—
	—	195,000	(4)	9.98	02/01/2034	—		—	—		—
	—	—		—	—	2,932	(5)	22,928	—		—
	—	—		—	—	—		—	25,000	(6)	195,500
	—	—		—	—	20,000	(7)	156,400	—		—
	—	—		—	—	40,624	(8)	317,680	—		—
	—	—		—	—	—		—	25,000	(9)	195,500
	—	—		—	—	95,000	(10)	742,900	—		—
Francis Sarena	—	350,000	(11)	8.39	08/05/2034	—		—	—		—
	—	—		—	—	25,000	(12)	195,500	—		—

(1)

25% of the option award vested on February 5, 2022, with the remaining portion vesting in equal quarterly installments over the following three years, subject to continued service through each such vesting date.

(2)

25% of the option award vested on February 17, 2023, with the remaining portion vesting in equal quarterly installments over the following three years, subject to continued service through each such vesting date.

(3)

25% of the option award vested on February 9, 2024, with the remaining portion vesting in equal quarterly installments over the following three years, subject to continued service through each such vesting date.

(4)

25% of the option award vested on February 1, 2025, with the remaining portion vesting in equal quarterly installments over the following three years, subject to continued service through each such vesting date.

(5)	This stock award vested on February 17, 2025.
(6)	Represents PSUs that vest upon achievement of topline results from the SHTG Phase 3 program supportive of a BLA submission, subject to continued service through such vesting date.
(7)

One-third of this stock award vested on February 9, 2024, with the remaining portion vesting in equal annual installments over the following two years, subject to continued service through each such vesting date.

(8)

One-sixth of the stock award vested on August 1, 2024, with the remaining portion vesting in equal semi-annual installments over the subsequent two and a half years, subject to continued service through each such vesting date.

(9)

Represents PSUs that vest upon achieving specific performance milestones: 50% upon reaching target enrollment for the ENLIGHTEN-Fibrosis Phase 3 study and 50% upon achieving positive results for the ENTRUST SHTG Phase 3 study. All vesting is subject to continued service through each such vesting date.

(10)

25% of the stock award vests on June 12, 2025, with the remaining portion vesting in equal semi-annual installments over the following one and a half years, subject to continued service through each such vesting date.

(11)

25% of the option award vests on August 5, 2025, with the remaining portion vesting in equal quarterly installments over the following three years, subject to continued service through each such vesting date.

(12)

One-third of the stock award vests on August 5, 2025, with the remaining portion vesting in equal semi-annual installments over the following two years, subject to continued service through each such vesting date.

Option Exercises and Stock Vested Table

The following table sets forth information regarding the option awards exercised and stock awards vested for our named executive officers during fiscal 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Rohan Palekar	25,000	220,000	153,162	1,571,714
Ryan Martins	—	—	48,981	473,598
Hank Mansbach	—	—	67,322	661,227
Quoc Le-Nguyen	—	—	67,322	661,227
Francis Sarena	—	—	—	—

(1)

Value realized reflects the intrinsic value of stock options exercised and stock awards vested. For stock options, it is calculated as the number of shares acquired multiplied by the difference between the exercise price and the closing stock price on the exercise date. For stock awards, it is calculated as the number of shares acquired multiplied by the closing stock price on the vesting date. This value does not represent actual sale proceeds.

Potential Payments on Termination or Change of Control

The table below reflects the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if that named executive officer’s employment had terminated on December 31, 2024 (pursuant to the executive’s offer letter agreement then in effect) and/or a change of control had occurred on such date, given the named executive officer’s compensation levels as of such date and, if applicable, based on the Company’s closing stock price on that date of $7.82. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such named executive officer’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below.

Pursuant to the terms of the offer letter agreements with the NEOs in place as of the end of the fiscal year, upon a termination without Cause (as defined in the agreements) or a resignation for Good Reason (as defined in the agreements) not in connection with a Change in Control (as defined in the agreements), the NEOs would have been eligible to receive, subject to execution and non-revocation of a release of claims in favor of the Company, severance equal to 12 months (in the case of Mr. Palekar) or nine months (in the case of the other NEOs) of the base salary as then in effect and payment or reimbursement of a portion of the COBRA premiums for up to 12 months (in the case of Mr. Palekar) or nine months (in the case of the other NEOs), or, if sooner, until eligible for similar coverage through another employer.

If the NEO had been terminated without Cause or had resigned for a Change in Control Good Reason (as defined in the agreements) within 90 days prior to, or 12 months following, the consummation of a Change in Control, then, subject to the Release Condition (as defined in the agreements), the benefits described above would have been provided for 18 months (in the case of Mr. Palekar) or 12 months (in the case of the other NEOs), the benefits would have also included a payment of 1.5 times the Target Bonus (as defined in the agreements) (in the case of Mr. Palekar), 1.0 times the Target Bonus (in the case of the other NEOs except for Mr. Sarena), or 0.75 times the Target Bonus in the case of Mr. Sarena, all Change in Control Severance Benefits (as defined in the agreements) would have been paid in a lump sum, and all outstanding equity awards would have vested in full.

Potential Payments Upon Termination or Change of Control Table

	Involuntary Termination (Without Cause or for Good Reason)
Name	Not in Connection with a Change in Control ($)	In Connection with a Change in Control ($)
Rohan Palekar
Base Salary	$646,000	$969,000
Healthcare	$61,979	$92,968
Bonus		$532,950
Option Awards		$232,375
RSUs/PSUs		$2,416,959
Total	$707,979	$4,244,252
Ryan Martins
Base Salary	$341,775	$455,700
Healthcare	$42,037	$56,049
Bonus		$182,280
Option Awards		$54,925
RSUs/PSUs		$1,507,712
Total	$383,812	$2,256,666
Hank Mansbach
Base Salary	$380,400	$507,200
Healthcare	$23,848	$31,798
Bonus		$202,880
Option Awards		$73,938
RSUs/PSUs		$1,630,908
Total	$404,248	$2,446,724
Quoc Le-Nguyen
Base Salary	$360,000	$480,000
Healthcare	$21,010	$28,014
Bonus		$192,000
Option Awards		$73,938
RSUs/PSUs		$1,630,908
Total	$381,010	$2,404,860
Francis Sarena
Base Salary	$375,000	$500,000
Healthcare	$35,937	$47,917
Bonus		$150,000
Option Awards		$0
RSUs/PSUs		$195,500
Total	$410,937	$893,417

CEO Pay Ratio

In compliance with Item 402(u) of Regulation S-K, we are disclosing our CEO pay ratio for 2024. This ratio compares the annual total compensation of our Chief Executive Officer, Mr. Palekar, to the median annual total compensation of all other employees.

To determine the median employee, we utilized a Consistently Applied Compensation Measure (CACM). Specifically, as of December 31, 2024, we estimated the annual total compensation for each active employee, excluding Mr. Palekar, by: (i) aggregating (A) annual base salary, (B) target bonus for 2024, and (C) the estimated accounting value of equity awards granted in 2024; and (ii) ranking this aggregated compensation from lowest to highest.

In instances where the initial median employee’s actual annual compensation was not representative of a full year’s compensation (e.g., due to mid-year hiring or partial bonus eligibility), we selected the next closest employee with comparable full-year compensation.

As of December 31, 2024, we had 93 total employees, including eight located outside the U.S. As permitted by the de minimis exemption under SEC rules, we excluded three non-U.S. employees, representing approximately 3% of our total employee population. These excluded employees comprised all personnel in China (two employees) and Canada (one employee). Compensation for non-U.S. employees was converted to U.S. dollars using average 2024 fiscal year foreign currency exchange rates.

The annual total compensation of the identified median employee was calculated consistently with the methodology used for Mr. Palekar, as disclosed in the Summary Compensation Table. For 2024, Mr. Palekar’s annual total compensation was $7,619,426, and the median employee’s annual total compensation was $396,532, resulting in a CEO pay ratio of approximately 19:1.

This pay ratio is a reasonable estimate calculated by a method consistent with the SEC requirements described above, based on our payroll and employment records. As a result of a variety of factors, including employee populations, potential differences in the components used for the CACM, compensation philosophies and certain assumptions, pay ratios reported by other companies may not be comparable to our pay ratio. The pay ratio is not utilized by our management or our Compensation Committee for compensation-related decisions.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (1) (d)	Average Compensation Actually Paid to Non-PEO NEOs (2) (e)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (“TSR”) (3) (f)	Value of Initial Fixed $100 Investment Based On: Peer Group TSR (4) (f)	Net Loss (in thousands) (5) (g)	Company- Selected Measure (6) (h)
2024	7,619,426	4,270,532	3,365,569	2,469,460	59.83	91.15	(367,079)
2023	5,587,661	4,299,065	2,527,387	2,015,393	85.46	92.42	(142,189)
2022	3,127,849	5,596,504	1,513,266	2,528,988	97.40	89.09	(102,026)

(1)
The dollar amounts reported in column (b) are the amounts reported for Rohan Palekar (the Company’s Chief Executive Officer) for each of the corresponding years in the “Total” column of our Summary Compensation Table. Refer to “
Executive Compensation – 2024 Summary Compensation Table
”. The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Palekar) in the “Total” column of the Summary Compensation Table in each applicable year. For 2024, the NEOs were Ryan Martins, Hank Mansbach, Quoc
Le-Nguyen
and Francis Sarena and for both 2023 and 2022, the NEOs were Hank Mansbach and Quoc
Le-Nguyen.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Palekar, and the dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Palekar), each as computed in accordance with Item 402(v) of Regulation
S-K
and do not reflect the total compensation actually realized or received by Mr. Palekar or the other NEOs on average, as applicable. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

	2024		2023		2022
Compensation Actually Paid	PEO	Other NEOs*	PEO	Other NEOs*	PEO	Other NEOs*
Summary Compensation Table Total	$7,619,426	$3,365,569	$5,587,661	$2,527,387	$3,127,849	$1,513,266
(Less), value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(6,619,592)	(2,778,563)	(4,523,790)	(1,809,516)	(2,137,328)	(840,110)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	4,887,020	2,312,810	3,357,250	1,342,711	5,869,052	2,226,398
Plus, fair value as of vesting date of equity awards granted and vested in the year	236,297	57,593	—	—	191,998	86,049

	2024		2023		2022
Compensation Actually Paid	PEO	Other NEOs*	PEO	Other NEOs*	PEO	Other NEOs*
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(1,245,444)	(311,316)	(515,301)	(190,517)	(17,643)	(5,349)
Plus (less), change in fair value from end of prior year to vesting date of equity awards granted in prior years that vested in the year	(607,175)	(176,633)	393,245	145,328	(1,437,424)	(451,266)
(Less), prior year-end fair value for any equity awards forfeited in the year	—	—	—	—	—	—
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—	—	—	—	—	—

Compensation Actually Paid Total	$4,270,532	$2,469,460	$4,299,065	$2,015,393	$5,596,504	$2,528,988

*	Amounts presented are averages for the entire group of Other NEOs in each respective year.
(3)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2021.

(4)	The peer group used for this purpose is the Nasdaq Biotechnology Index (NBI).
(5)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.
(6)
The Company does not use any financial performance measures to link executive compensation actually paid to Company performance. Consequently, no “Company Selected Measure” is included in the table above.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table
While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Cumulative TSR, and Peer Group TSR

$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
$125
$100
$75
$50
Value of $100 Investment
12/31/21
12/31/22
12/31/23
12/31/24
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
ETNB TSR
NBI TSR

Compensation Actually Paid and Net Loss

Financial Performance Measures
As described in greater detail in the Compensation Discussion and
Analysis
section, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The Company does not currently use any financial performance measures to link executive compensation actually paid to our performance. However, the most important performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•
research and development goals related to certain objectives in our two global Phase 3 trials to study the use of pegozafermin to treat patients with MASH and certain objectives in our first Phase 3 trial studying the use of pegozafermin to treat patients with SHTG;

•	manufacturing goals including completion of our first commercial-scale GMP batch of pegozafermin and scale-up and manufacture of critical reagents at commercial-scale ;

•	financial goals regarding capital raising and obtaining financing facilities to ensure cash runway to a certain point;

•
regulatory and compliance goals including positive interactions with regulatory authorities to further our pegozafermin program and meeting certain targets for internal audits and gap assessment and remediation in the Company’s BLA preparedness plan; and

•	organizational development goals related to improved employee engagement and increased headcount.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding beneficial ownership of our common stock as of March 31, 2025 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees;

•	each of our NEOs; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 145,984,182 shares of our common stock outstanding as of the date of this table (plus any shares that such person has the right to acquire within 60 days after the date of this table). Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

	Shares beneficially owned
Name of beneficial owner	Number	Percentage
5% Stockholders:
Entities affiliated with Janus Henderson Group plc(1)	20,256,065	13.9%
Entities affiliated with RA Capital(2)	20,013,733	13.7%
Entities affiliated with Suvretta Capital Management, LLC(3)	10,202,696	7.0%
BlackRock, Inc.(4)	7,549,302	5.2%
Entities affiliated with RTW Investments, LP(5)	7,378,548	5.1%
Named Executive Officers and Directors:
Rohan Palekar(6)	1,475,356	1%
Hank Mansbach(7)	536,387	*
Ryan Martins(8)	392,877	*
Quoc Le-Nguyen(9)	453,902	*
Francis Sarena(10)	—	*
Steven M. Altschuler(11)	157,050	*
Edward Morrow Atkinson III(12)	92,550	*
Derek DiRocco(13)	124,050	*
Michael Hayden(14)	423,780	*
Kathleen D. LaPorte(15)	110,050	*
Charles McWherter(16)	—	*
Lota Zoth(17)	130,050	*
Martin Babler(18)	22,567	*
All current executive officers and directors as a group (13 persons)(19)	3,918,629	2.6%

*	Represents beneficial ownership of less than one percent.
(1)

Based on a Schedule 13G filed on February 7, 2025. Consists of 20,256,065 shares of common stock owned by Janus Henderson Group plc. Janus Henderson has a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Janus Henderson Investors UK Limited and Janus Henderson Investors Australia Institutional Funds Management Limited, (each an “Asset Manager” and collectively as the “Asset Managers”). Due to the above ownership structure, holdings for the Asset Managers are aggregated for purposes of this filing. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively, the “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 20,091,070 shares of common stock held by such Managed Portfolios. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The address for each of the reporting persons listed above is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(2)

Based on a Schedule 13D/A filed on March 3, 2025 and Company records. Consists of (a) 19,554,319 shares of common stock owned by RA Capital Healthcare Fund, L.P. (the “Fund”), (b) a total of 124,050 vested stock options (right to buy) held by Dr. Derek DiRocco for the benefit of RA Capital Management, L.P. (“RA Capital”), (c) a total of 4,331,081 pre-funded warrants (“Warrants”), through which the Fund has a right to acquire 4,331,081 common stock shares subject to a beneficial ownership blocker, and (d) 335,364 shares held by the RA Capital Nexus Fund, L.P. (the “Nexus Fund”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Nexus Fund and may be deemed a beneficial owner of any securities of the Company held by the Fund or the Nexus Fund. The Fund and the Nexus Fund have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s and the Nexus Fund’s portfolio, including the shares of the Company’s common stock reported therein. Because the Fund and the Nexus Fund have divested themselves of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, the Fund and the Nexus Fund disclaim beneficial ownership of the securities they hold and therefore disclaim any obligation to report ownership of the reported securities under the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities reported therein other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act, and the filing of the statement shall not be deemed an admission that either RA Capital, Dr. Kolchinsky, or Mr. Shah is the beneficial owner of such securities for any other purpose. The address for each of the reporting persons listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116. Dr. DiRocco, a partner of RA Capital, currently serves as a director of the Company.

(3)

Based on a Schedule 13G/A filed on February 13, 2025. Consists of shares of common stock beneficially owned by Suvretta Capital Management, LLC (“Suvretta”), Averill Master Fund, Ltd. (“Averill”) and Aaron Cowen by virtue of his role as a control person of Suvretta. Suvretta and Mr. Cowen share voting and dispositive power over 10,202,696 shares of common stock, of which 9,162,636 are subject to shared voting and dispositive power with Averill, a private fund managed by Suvretta. The address of each of Suvretta and Mr. Cowen is 540 Madison Avenue, 7th Floor, New York, New York 10022. The address of Averill Master Fund, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(4)

Based on a Schedule 13G/A filed on November 8, 2024 by BlackRock, Inc. reporting sole voting power over 7,419,346 shares of common stock and sole dispositive power over 7,549,302 shares of common stock. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.

(5)

Based on a Schedule 13G filed on November 14, 2024. Consists of 7,378,548 shares of common stock owned by RTW Investments, LP (“RTW Investments”). Roderick Wong, M.D. is the Managing Partner and Chief Investment Officer of RTW Investments, with respect to the shares of common stock directly held by the RTW Funds. The address for each of the reporting persons listed above is 40 10th Avenue, Floor 7, New York, New York 10014.
(6)	Includes 1,162,785 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(7)	Includes 435,053 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(8)	Includes 340,713 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(9)

Includes (a) 310,187 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date and (b) 6,600 shares of common stock underlying options with the same exercisability criteria, held by Ms. Zaharias, the spouse of Mr. Le-Nguyen, a Company employee.

(10)	Mr. Sarena beneficially owns no shares of common stock.
(11)	Consists of 157,050 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(12)	Consists of 92,550 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(13)

Consists of 124,050 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date held for the for the benefit of RA Capital.

(14)

Includes (a) 103,978 shares of common stock owned by Genworks 2 Consulting Inc., over which Dr. Hayden’s wife has sole voting and investment power, (b) 61,538 shares held by The Hayden Family Trust, over which Dr. Hayden’s wife has sole voting and investment power, and (c) 177,360 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date. The address of Genworks 2 Consulting Inc. is 4484 West 7th Avenue, Vancouver, BC, Canada V6R1W9.

(15)	Consists of 110,050 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(16)	Dr. McWherter beneficially owns no shares of common stock.
(17)	Consists of 130,050 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(18)	Consists of 22,567 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(19)

Includes 3,069,015 shares of common stock underlying options held by our named executive officers, current directors and other executive officers that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2024 we believe that our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that, due to administrative error, the following were filed late: one Form 4 to report one transaction for each of Dr. Mansbach and Messrs. Martins, Le-Nguyen and Palekar and one Form 4 to report one transaction for RA Capital Management, L.P.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2024. As of such date, we had outstanding awards under two equity compensation plans: our Amended and Restated 2019 Equity Incentive Plan and our 2019 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	7,989,886	$12.63	3,304,835	(2)
Equity compensation plans not approved by security holders:(3)	1,536,450	$10.40	963,550
Total	9,526,336	$12.19	4,268,385

(1)	The weighted average exercise price excludes restricted stock units and performance stock units, which have no exercise price.
(2)

Includes 1,217,685 shares available for grant under the Amended and Restated 2019 Equity Incentive Plan and 2,087,150 shares available for grant under the 2019 Employee Stock Purchase Plan. Excludes 4,793,977 shares and 1,198,494 shares that were added to our Amended and Restated 2019 Equity Incentive Plan and our 2019 Employee Stock Purchase Plan, respectively, on January 1, 2025 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2029 equal to 4% and 1%, respectively, of our outstanding shares as of the preceding December 31 (or such lesser amounts as approved by the Board).

(3)

In February 2023, our Board of Directors adopted the 2023 Inducement Plan, initially reserving 1,500,000 shares of our common stock for issuance of stock options and other equity to new employees who satisfy the standards for inducement grants in accordance with the Nasdaq listing rules. Our Board of Directors amended and restated the 2023 Inducement Plan effective September 23, 2024 in order to increase the share reserve by 1,000,000 shares of our common stock for a total of 2,500,000 shares of our common stock reserved for issuance thereunder.

Material Features of the Amended and Restated 2023 Inducement Plan

The 2023 Inducement Plan was established by the Board in February 2023 and amended and restated in September 2024 with the purpose of helping the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible award recipients may benefit from increases in the value of our common stock. In accordance with Nasdaq rules, this plan is used to offer equity awards as material inducements for new employees to join the Company. Subject to adjustment for certain changes in our capitalization, the maximum aggregate number of shares that may be issued under the 2023 Inducement Plan is 2,500,000. The equity grants awarded under the 2023 Inducement Plan are typically in the form of stock options with exercise prices equal to the fair market value of our common stock on the date of grant, but this plan also provides for the granting of other types of equity awards, including stock appreciation rights, restricted stock awards and restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The following is a summary of each transaction or series of similar transactions since January 1, 2024, or any currently proposed transaction, to which we were or are a party in which:

•	the amount involved exceeds $120,000; and

•

any related person (including, our directors, executive officers, beneficial owners of more than 5% of our common stock as determined in accordance with the rules of the SEC, and any members of their immediate family) had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” or that were approved by our Compensation Committee.

Melissa Zaharias, the spouse of Quoc Le-Nguyen (our Chief Technical Operations Officer), provided services to the Company during fiscal year 2024. From January 1, 2024 through March 3, 2024, Ms. Zaharias provided quality assurance consulting services under a pre-existing arrangement, for which she received aggregate fees of approximately $83,000. Effective March 4, 2024, following a determination of Company needs and her qualifications, Ms. Zaharias was hired as Senior Director, Chemistry, Manufacturing and Controls (CMC) Quality Assurance.

In connection with her employment commencing in 2024, her compensation package includes an annualized base salary and target bonus potential aggregating approximately $344,000. Shortly after commencing employment, she received an initial stock option grant to purchase 26,400 shares of common stock (aggregate grant date fair value of approximately $213,000), which vests over four years. In December 2024, as part of a broader equity grant process for employees, Ms. Zaharias was granted 6,000 restricted stock units (aggregate grant date fair value of approximately $47,000), which vest in equal semi-annual installments over two years, consistent with grants awarded to similarly situated employees.

Related Party Transaction Policy

We have adopted a written related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the amount involved exceeds or is expected to exceed $120,000, (ii) the Company or any of our subsidiaries is a participant and (iii) any related person (as defined above) has or will have a direct or indirect interest. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as a related party transaction, our Audit Committee must review the material facts and either approve or disapprove of the entry into the transaction. If advance approval of the transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the next regularly scheduled meeting. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to avoid activities that create or give the appearance of a conflict of interest, and directors and executive officers must consult and seek prior approval of potential conflicts of interest from the Audit Committee. In considering related party transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the extent of the related person’s interest in the transaction.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2026 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 16, 2025 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2026 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than January 28, 2026 and no later than the close of business (6:00 p.m. Pacific Time) on February 27, 2026. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our bylaws (which includes the timing and information required under Rule 14a-19 of the Exchange Act). If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2024, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (415) 432-9270, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including exhibits, upon the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

89BIO, INC. 655 MONTGOMERY STREET SUITE 1500 SAN FRANCISCO, CA 94111 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ETNB2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 27, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V69120-P31077 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 89BIO, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR ALL number(s) of the nominee(s) on the line below. director nominees listed in Proposal 1: 1. Election of Directors: To be elected for terms expiring in 2028. Nominees: 01) Martin Babler 02) Derek DiRocco, Ph.D. 03) Lota Zoth, C.P.A. The Board of Directors recommends you vote FOR Proposals 2 and 3: For Against Abstain 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. 3. Approval of, on an advisory basis, the compensation of the Company’s named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 28, 2025: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V69121-P31077 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF 89BIO, INC. The undersigned hereby appoints Rohan Palekar, Ryan Martins and Francis Sarena, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of 89bio, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (Pacific Time) on May 28, 2025 at www.virtualshareholdermeeting.com/ETNB2025 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S) ON THE REVERSE SIDE OF THIS FORM. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS FORM ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. Continued and to be signed on reverse side